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EuroPacific Growth Fund
333 South Hope Street
Los Angeles, California 90071-1406
Phone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Mark E.  Denning,   President  and  PEO,  and  R.  MARCIA  GOULD,  Treasurer  of
     EuroPacific Growth Fund the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer         Principal Financial Officer

EuroPacific Growth Fund             EuroPacific Growth Fund


/s/ Mark E. Denning                 /s/ R. Marcia Gould

Mark E. Denning, President          R. Marcia Gould, Treasurer

Date:  December 8, 2004             Date:  December 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to EUROPACIFIC GROWTH FUND. and will be retained by EUROPACIFIC GROWTH FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.